                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Datametrics Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           DATAMETRICS CORPORATION

                      --------------------------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 20, 1997

                      --------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Datametrics Corporation, a Delaware corporation (the "Company"), will be held at the Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, on May 20, 1997, at 10:00 a.m. local time, for the following purposes:

     1. To elect five members to the Company's Board of Directors, to serve until their respective successors have been duly elected and qualified;

     2. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to create three classes of the Company's Board of Directors, consisting of Class I, to be comprised of one director, to serve for an initial term of one year and thereafter for a term of three years; Class II, to be comprised of two directors, each to serve for an initial term of two years and thereafter for a term of three years; and Class III, to be comprised of two directors, each to serve for a term of three years; or, in each case, until their respective successors have been duly elected and qualified;

     3. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 20,000,000 shares to 40,000,000 shares;

     4. To ratify the reappointment of Ernst & Young LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending October 26, 1997; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 21, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                      By Order of the Board of Directors,


                                      Daniel P. Ginns, Chairman of the Board

Woodland Hills, California
                 , 1997
-----------------

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                     1997 ANNUAL MEETING OF SHAREHOLDERS
                                     OF
                           DATAMETRICS CORPORATION

                             -------------------

                               PROXY STATEMENT

                             -------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datametrics Corporation, a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 20, 1997, or at any adjournment(s) thereof (the "Annual Meeting"), pursuant to the attached Notice of Annual Meeting. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is _________, 1997. Shareholders should review the information provided herein in conjunction with the Company's 1996 Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 21135 Erwin Street, Woodland Hills, California 91367, and its telephone number is (818) 598-6200.


                        INFORMATION CONCERNING PROXY

     The enclosed form of proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person, at the Annual Meeting or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone, and the Company is using the services of a proxy solicitation firm at a cost of up to $6,500. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.


                           PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will be asked to consider and vote upon the following matters:

     1. To elect five members to the Company's Board of Directors, to serve until their respective successors have been duly elected and qualified;

     2. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to create three classes of the Company's Board of Directors, consisting of Class I, to be comprised of one director, to serve for an initial term of one year and thereafter for a term of three years; Class II, to be comprised of two directors, each to serve for an initial term of two years and thereafter for a term of three years; and Class III, to be comprised of two directors, each to serve for a term of three years; or, in each case, until their respective successors have been duly elected and qualified;

     3. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, from 20,000,000 shares to 40,000,000 shares;

     4. To ratify the reappointment of Ernst & Young LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending October 26, 1997; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor for all proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.


               OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 21, 1997 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 13,150,179 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting, and neither the Company's Certificate of Incorporation nor Bylaws provides for cumulative voting rights.

     The attendance, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of each matter that is submitted to shareholders for approval. An independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as votes cast in the affirmative on a given matter. A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors. If a matter had been included in the proxy to which a broker or nominee would not have discretionary voting power under applicable rules of the American Stock Exchange, any broker or nominee "non-votes" would not be considered as shares entitled to vote on that subject matter and therefore would not be considered by the inspector when counting votes cast on the matter, although such shares would be considered for purposes of determining whether a quorum is present at the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                             SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company (each of whom constitute nominees for election as directors at the Annual Meeting), (ii) (A) the Company's Chief Executive Officer, (B) the person who formerly served as Chief Executive Officer of the Company during the fiscal year ended October 27, 1996 ("fiscal 1996"), (C) the four most highly compensated executive officers of the Company at the end of fiscal 1996 and (D) the two individuals who would have been among the four most highly compensated executive officers of the Company during fiscal 1996, but for the fact that such individuals were not serving as executive officers of the Company at the end of fiscal 1996 (the persons referred to in (ii) (A) -
(D) are hereinafter collectively referred to as the "Named Executive Officers"), (iii) the beneficial owners of more than 5% of the outstanding Common Stock and (iv) all directors and executive officers of the Company, as a group.



                                                               AMOUNT AND    PERCENTAGE
                                                                NATURE OF        OF
                                                               BENEFICIAL    OUTSTANDING
                    NAME AND ADDRESS(1)                         OWNERSHIP      SHARES
------------------------------------------------------------   ----------    -----------
James Haber                                                    1,338,042(2)      9.9%
Douglas S. Friedenberg                                           965,532(3)      7.2%
Daniel P. Ginns                                                  710,000(4)      5.1%
Adrien A. Maught, Jr.                                            510,000(5)      3.7%
Stephen R. Gass                                                   10,000(6)        *
Roger De Bruno                                                    25,021           *
James Strugeon                                                    60,347           *
Carl Stella                                                       32,572           *
Sidney Wing                                                       28,495           *
Ronald Iverson                                                         0           *
William J. Foti                                                   64,311           *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11 persons)   3,744,320        24.6%

*    Less than 1%.

(1) The addresses of all persons listed is c/o the Company, 21135 Erwin Street, Woodland Hills, California 91367.
(2) Includes 416,673 shares subject to warrants which are presently exercisable. Of such warrants 316,673 have an exercise price of $1.50 and expire on November 25, 2001 and 100,000 have an exercise price of $2.00 and expire on January 31, 2002. Excludes 15,000 shares subject to non-qualified stock options not presently exercisable. The options have an exercise price of $1.25 and expire on October 8, 2001.
(3) Includes 266,671 shares subject to warrants which are presently exercisable. Of such warrants 166,671 have an exercise price of $1.50 and expire on November 25, 2001 and 100,000 have an exercise price of $2.00 and expire on January 31, 2002. Excludes 15,000 non-qualified options not presently exercisable. The options have an exercise price of $1.25 and expire on October 8, 2001.
(4) Includes 700,000 shares subject to warrants which are presently exercisable. The warrants have an exercise price of $2.00 and expire on January 3, 2002. Excludes 15,000 shares subject to non-qualified stock options not presently exercisable. The options have an exercise price of $1.25 and expire on October 8, 2001.
(5) Includes 500,000 shares subject to warrants. The warrants are exercisable at $2.00 and expire on January 3, 2002. Excludes 15,000 shares subject to non-qualified stock options not presently exercisable. The options have an exercise price of $1.25 and expire on October 8, 2001.
(6)  Excludes 15,000 non-qualified stock options not currently exercisable.
     The options have an exercise price of $1.4375 and expire on January 31, 2002.

                              EXECUTIVE OFFICERS


     The executive officers of the Company are as follows:


                                       POSITION WITH
NAME                   AGE              THE COMPANY
----                   ---             -------------
Daniel P. Ginns        47   Chairman of the Board of Directors and Chief
                            Executive Officer

Adrien A. Maught, Jr.  47   President; Chief Operating Officer and Interim
                            Chief Financial Officer

-----------------

DANIEL P. GINNS has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1996. Mr. Ginns has also been the President of Belmont Capital, Inc., a financial and management advisory firm, for more than the past five years. Mr. Ginns is also a Director of Starbase Corporation, a company whose shares are quoted on The Nasdaq SmallCap(SM) Market.

ADRIEN A. MAUGHT, JR. has served as President of the Company since January 1997 and as a Director and Chief Operating Officer and Interim Chief Financial Officer of the Company since October 1996. Mr. Maught has been the President of the Adrien A. Maught Company, an industrial real-estate and management consultant firm, for more than the past five years.

     Executive officers serve at the pleasure of the Board of Directors, except as otherwise provided below. See "Executive Compensation -- Employment Contracts and Termination of Employment Arrangements. "


                    PROPOSAL FOR THE ELECTION OF DIRECTORS


     At the Annual Meeting, the shares represented by the proxies obtained hereby, unless otherwise specified, will be voted for the election as directors of the five nominees hereinafter named. If the Proposal with respect to the classification of the Board of Directors, described on pages 15 - 17, is adopted, it is intended that the proxies solicited by the Board of Directors will be voted for the election of Mr. Gass to Class I of the Company's Board of Directors for an initial term expiring at the 1998 Annual Meeting of Shareholders; the election of Messrs. Friedenberg and Haber to Class II of the Company's Board of Directors for initial terms expiring at the 1999 Annual Meeting of Shareholders; and the election of Messrs. Ginns and Maught to Class III of the Company's Board of Directors for initial terms expiring at the 2000 Annual Meeting of Shareholders. If such Proposal is not adopted, it is intended that the proxies solicited by the Board of Directors will be voted for the election of the five nominees herein named, each to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election. However, if any one or more of the nominees herein named should not be available for election, the proxies will be voted for such substitute nominee(s), if any, as the Board of Directors may propose. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the five nominees named in this Proxy Statement, although persons in addition to those nominees may be nominated by the shareholders at the Annual Meeting.

     The following information is set forth with respect to each person nominated for election as a director of the Company. Daniel P. Ginns and Adrien A. Maught, Jr., executive officers and directors of the Company, are also nominees for director at the Annual Meeting. Reference is made to the information set forth above under "Executive Officers" for a description of the business experience of such individuals.

     The following table sets forth certain information regarding each director and nominee for director:



                                        POSITION WITH
         NAME           AGE              THE COMPANY              DIRECTOR SINCE
----------------------  ---  -----------------------------------  --------------
Daniel P. Ginns         47   Chairman of the Board of Directors    October 1996
                             and Chief Executive Officer

Adrien A. Maught, Jr.   47   Director; President; Chief            October 1996
                             Operating Officer and Interim
                             Chief Financial Officer

Douglas S. Friedenberg  45   Director                              October 1996

James Haber             33   Director                              October 1996

Stephen R. Gass         48   Director                              January 1997

----------------

DOUGLAS S. FRIEDENBERG has been President of Firebird Capital Management, a manager of hedge funds, since 1993. From July 1991 through March 1993, Mr. Friedenberg was the President of Unicorn Capital Management, a hedge fund manager. For more than the past five years prior thereto, Mr. Friedenberg managed investor portfolios for Morgan Stanley.

JAMES HABER has been the sole general partner of Infiniti Investment Fund L.P., an investment fund, since May 1991. Mr. Haber has also served as the trading manager of Tendencia Overseas Fund, since August 1993.

STEPHEN R. GASS has been employed by Arthur A. Watson & Co. Inc., a private insurance company, for more than the past five years, most recently as its Senior Vice President.

There are no family relationships among any of the Company's directors and officers.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     With reference to transactions during fiscal 1996, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, no other reports were required to be filed. All Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

     The Board of Directors held 15 meetings during fiscal 1996. All of the Company's directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit, Nominating and Compensation Committee. The members of each committee have been appointed by the Board of Directors to serve until their respective successors are elected and qualified.

     Audit Committee. The Audit Committee reviews the scope and results of the audit of the financial statements of the Company and reviews the internal accounting, financial and operating control procedures of the Company. The Audit Committee is composed of Messrs. Friedenberg, Haber and Gass, each of whom, in accordance with the rules of the American Stock Exchange, is independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee met one time in fiscal 1996.

     Nominating Committee. The Nominating Committee considers nominees for membership on the Board of Directors who are recommended by the Company's shareholders. Any nomination by a shareholder of a person to serve as a director of the Company may be made pursuant to notice in writing to the Secretary of the Company delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the meeting at which directors are to be elected; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person, (iv) any lawsuits to which such person is a party, (v) the involvement of such person in or with any business which may be competitive with the Company and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors or in a Schedule 13-D pursuant to any then existing rule or regulation promulgated under the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee as a director. The Nominating Committee is composed of Messrs. Friedenberg, Haber and Gass and did not meet in fiscal 1996. The Board of Directors performed functions that were normally performed by the Nominating Committee in fiscal 1996.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the "Compensation Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers. The Compensation Committee is also responsible for the administration and award of stock options under the Company's stock option plans as well as the award of non-qualified stock options and warrants issued pursuant to individual stock option and warrant agreements. The Compensation Committee is composed of Douglas S. Friedenberg, James Haber and Stephen R. Gass, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee met one time in fiscal 1996.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     The Compensation Committee is composed entirely of independent outside members of the Company's Board of Directors. The Compensation Committee reviews and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Compensation Committee administers the stock option program and other key provisions of the executive compensation program and reviews with the Board of Directors all aspects of compensation for the Company's executives.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to (i) align executive compensation with shareholder interests; (ii) attract, retain and motivate a highly competent executive team, (iii) link compensation to individual and Company performance and (iv) achieve a balance between incentives for short-term and long-term results. The Company positions base salaries at competitive levels; however, an annual bonus has historically been paid to reward exceptional performance in amounts above competitive levels. The Company also believes in providing rewards for the creation of stockholder value through the use of stock options. The Company and the Compensation Committee believe that this philosophy will motivate the Company's executives and, thereby, reinforce the accomplishment of the Company's strategic and financial goals. The Compensation Committee retained the consulting services of Compensation Resource Group, Inc. to assist in determining competitive compensation in the industry in which the Company operates and to recommend executive compensation strategy.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     BASE SALARIES

     The Company's salary levels for executive officers are set at a rate slightly below the median level of other high technology companies of similar revenues. Salary increases are designed to reflect competitive practices in the industry, financial performance of the Company and individual performance of the executive.

     BONUSES

     No bonuses were paid to any of the Company's officers in fiscal 1996.

     LONG-TERM INCENTIVES

     The objectives of the Company's long-term incentive program are to offer opportunities for stock ownership that are competitive with those at peer companies and to encourage and create ownership and retention of the Company's stock by key employees. Grant levels under the Company's employee stock option plans consider such factors as awards to officers of companies within the Company's peer group, the executive's tenure, responsibilities and current stock and option holdings.

     CEO COMPENSATION

     The Compensation Committee is responsible for recommending the compensation of the CEO and such compensation is determined in the same manner as the compensation of the other officers of the Company.

     SECTION 162(M) COMPLIANCE

     The Company does not presently anticipate that the compensation of any of the Named Executive Officers will exceed the $1,000,000 non-performance based compensation threshold of Section 162(m) of the Internal Revenue Code. The Company and the Committee will continue to monitor the compensation levels of the Named Executive Officers and determine the appropriate response to Section 162(m) when and if necessary. It is the Company's intention to bring the Company's stock option program into compliance with Section 162(m), if necessary, to insure that stock option grants are excluded from the compensation calculation for the purposes of Section 162(m).

                             Douglas S. Friedenberg
                                  James Haber
                                Stephen R. Gass



                                   [GRAPH]


                                     FISCAL YEAR ENDING
-----------------------------------------------------------------------
COMPANY             1991     1992     1993     1994     1995     1996
DATAMETRICS CORP     100      85.00   260.00   395.00   740.00   130.00
INDUSTRY INDEX       100     131.75   194.72   221.35   407.36   481.40
BROAD MARKET         100     109.97   126.42   131.31   166.03   206.04



     Industry Index = Computer and Office Equipment Index
     Broad Market = Standard & Poor's 500 Index

                          SUMMARY COMPENSATION TABLE

     The following table shows, for fiscal years 1994, 1995 and 1996, the compensation earned by the Named Executive Officers:




                                                                               LONG-TERM COMPENSATION
                                                                  ------------------------------------------
                                     ANNUAL COMPENSATION                    AWARDS                PAYOUTS
                             ------------------------------------ ------------------------ -----------------
                                                       OTHER                                     LONG-TERM       ALL OTHER
                                                       ANNUAL     RESTRICTED     NUMBER OF        INCENTIVE         COMPEN-
NAME AND PRINCIPAL                                     COMPEN-      STOCK        OPTIONS/           PLAN           SATION
POSITION(S)            YEAR  SALARY ($)  BONUS($)   SATION($)(1)   AWARDS($)      SARS(#)         PAYOUTS($)         ($)(1)
------------------     ----  ----------  --------   ------------   ---------      -------         ----------         ------
Daniel P. Ginns,       1996      17,500         -        -            -           15,000             -                -
 Chairman of the Board 1995           -         -        -            -                -             -                -
 and CEO               1994           -         -        -            -                -             -                -
 Effective as of
  October 23, 1996

Sidney E. Wing,        1996     213,121         -        -            -          100,000             -                -
 Former President and  1995     178,240     2,454        -            -           20,000             -                -
 Chief Executive       1994     163,846         -        -            -                -             -                -
 Officer

Carl C. Stella,        1996     143,017         -        -            -           42,500             -                -
 Former Senior Vice    1995     127,011     1,816        -            -           10,000             -                -
 President             1994     119,811         -        -            -           25,000             -                -


Ronald N. Iverson,     1996     143,835         -        -            -           47,000             -                -
 Former Vice President 1995     124,516     1,761        -            -           10,000             -                -
                       1994     117,420         -        -            -           35,000             -                -

Roger De Bruno,        1996     104,381         -        -            -           10,000             -                -
 Vice President        1995      98,224     1,390        -            -            4,000             -                -
                       1994      91,407         -        -            -           30,000             -                -

James Sturgeon,              1996  118,646      -       -   -   10,000   -    -
 Vice President of           1995  111,911  1,583       -   -    4,000   -    -
  Operations                 1994  104,080      -       -   -   10,000   -    -


William J. Foti,             1996   89,383      -  67,772   -   10,000   -    -
 Vice President              1995   86,244  1,221  50,270   -    4,000   -    -
                             1994   80,870      -  44,895   -        -   -    -

--------------
(1) Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for such officer.


                      STOCK OPTION GRANTS IN FISCAL 1996

     The following table sets forth information regarding the grant of stock options during fiscal 1996 to the Named Executive Officers:



                                                                                             POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                              ------------------------------------------------------------       ANNUAL RATES OF
                                             PERCENT OF                                            STOCK PRICE
                                           TOTAL OPTIONS                                        APPRECIATION FOR
                                            GRANTED TO                                         OPTION TERM($)(3)
                    NUMBER OF OPTIONS      EMPLOYEES IN        EXERCISE PRICES  EXPIRATION   --------------------
      NAME               GRANTED           FISCAL 1996(1)      PER SHARE($)     DATE(2)          5%         10%
-----------------  --------------------    --------------      ---------------  ----------   ---------  ---------
Daniel P. Ginns.....      15,000               2.28%                1.25         10/8/01        5,181     11,447
Sidney E. Wing......     100,000              15.22%               7.875        12/14/00      217,570    480,780
Carl C. Stella......      42,500               6.47%               7.875        12/14/00       92,467    204,332
Ronald N. Iverson...      47,500               7.23%               7.875        12/14/00      103,346    228,371
Roger DeBruno.......      10,000               1.52%               7.875        12/14/00       21,757     48,078
James Sturgeon......      10,000               1.52%               7.875        12/14/00       21,757     48,078
William J. Foti.....      10,000               1.52%               7.875        12/14/00       21,757     48,078

(1) No stock appreciation rights were granted to any of the Named Executive Officers or other Company employees in fiscal 1996.
(2) The options become exercisable equally over 16 quarters from the date of grant and expire five years from the date of grant.
(3) The dollar amounts under these columns are the result of calculations at the assumed compounded market appreciation rates of 5% and 10% as required by the Securities and Exchange Commission over a five-year term and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

                     OPTION EXERCISES IN FISCAL 1996 AND
                   OPTION VALUES AT THE END OF FISCAL 1996

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1996 and unexercised options held as of the end of fiscal 1996.


                                                                      Value of
                                                Number of            Unexercised
                                               Unexercised          In-the-Money
                                                Options at            Options at
                    Number of                October 27, 1996  October 27, 1996($)
                     Shares                  ----------------  -------------------
                   Acquired on     Value       Exercisable/         Exercisable/
      Name          Exercise    Realized($)   Unexercisable         Unexercisable
      ----          --------    -----------   -------------         -------------
Daniel P. Ginns......        -            -         -/15,000             -/25,313
Sidney E. Wing.......   50,000      381,250              -/-                  -/-
Carl C. Stella.......        -            -              -/-                  -/-
Ronald N. Iverson....        -            -    57,031/67,969        37,969/16,875
Roger DeBruno........        -            -    22,750/21,250                  -/-
James Sturgeon.......        -            -    50,250/13,750             67,500/-
William J. Foti......        -            -    33,375/20,625        50,625/16,875

DIRECTOR COMPENSATION

     Prior to October 8, 1996, the Company's Board of Directors consisted of:
Dann V. Angeloff, Richard A. Foster, Bernard F. Girma, David A. Hahn, Burton Kaplan, Richard W. Muchmore, W. Allen Surber, Garland S. White, Sidney E. Wing, and Kenneth Zeiger. Mr. White received a quarterly retainer of $3,750 plus a monthly retainer fee of $1,000 for services as Chairman of the Board of Directors. He received no other fees for Board or Committee meetings. Mr. Angeloff received a monthly retainer of $6,000 and $50,000 ($10,000 per month for five months) for providing certain financial advisory and consulting services to the Company. Mr. Angeloff received no other fees for Board or Committee meetings. Mr. Surber, in addition to the following, received $57,800 for engineering consulting fees. All other directors received a quarterly retainer fee of $1,875 and $800 for each Board and Committee meeting attended, and reimbursement of related out-of-pocket expenses. The Committee Chairmen are entitled to receive $1,600 per in-person Committee meeting.

     On October 8, 1996, the members of the Board of Directors listed above were replaced by the following individuals: Adrien A. Maught, Jr., Douglas S. Friedenberg, James Haber, and Daniel P. Ginns. Stephen R. Gass became a director in January 1997. Mr. Ginns is entitled to receive a quarterly retainer of $3,750 plus a monthly retainer fee of $1,000 for services as Chairman of the Board. All other directors are entitled to receive quarterly retainer fees of $1,875 and $800 for each meeting attended, and reimbursement of related out-of-pocket expenses. The Committee Chairmen are entitled to received $1,600 per in-person Committee meeting.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     In January 1997, the Company entered into employment agreements with Mr. Ginns as Chief Executive Officer of the Company, and Mr. Maught as President, Chief Operating Officer and Interim Chief Financial Officer of the Company. Each of these agreements terminate December 31, 2001. Under these agreements Mr. Ginns and Mr. Maught are paid an initial annual base salary of $240,000 and $215,000 respectively. For each calendar year commencing with the calendar year beginning January 1, 1998, the base salary under these agreements will be adjusted by a percentage equal to the percentage change in the Consumer Price Index ("CPI") for the year then ended from the prior calendar year. In addition to the base salary, the Compensation Committee of the Board of Directors may, in its sole discretion, pay a performance-based bonus to Mr. Ginns or Mr. Maught in any year during the term of their respective agreements.

     The Company has the right to terminate Mr. Ginns' or Mr. Maught's employment without cause at any time; provided, however, that Mr. Ginns and Mr. Maught shall be entitled to payment of his base salary for a period equal to the greater of one year from the date of termination or the remainder of the employment agreement.

     In connection with these employment agreements, the Company granted Mr. Ginns and Mr. Maught warrants to purchase up to 700,000 and 500,000 shares, respectively, of the Company's common stock at a purchase price of $2.00 per share. All of these warrants are immediately exercisable and have a term of five years.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee consists of Douglas S. Friedenberg, James Haber and Stephen R. Gass, none of whom are employed by the Company. Each member of the Compensation Committee is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. On January 15, 1997, a company controlled by Mr. Friedenberg and a company controlled by Mr. Haber jointly agreed to raise up to $3 million for the Company through a private placement of equity and/or debt securities of the Company, in consideration of which the Company granted to Mr. Friedenberg and Mr. Haber warrants to purchase an aggregate of 100,000 shares of Common Stock at a purchase price of $2.00 per share.

                PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                     TO INCREASE AUTHORIZED COMMON STOCK


     The Board of Directors has approved an amendment (the "Capital Amendment") to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of Common Stock of the Company from 20,000,000 shares to 40,000,000 shares, subject to approval by the Company's shareholders. The Board of Directors has directed that the Capital Amendment be submitted to shareholders for their consideration and approval at the Annual Meeting.

     The Certificate currently authorizes the issuance of up to 5,000,000 shares of preferred stock, none of which are issued or outstanding.

     The Board of Directors believes it is desirable to increase the number of authorized shares of Common Stock. The increase will provide the Company with flexibility in the future by assuring the availability of sufficient authorized but unissued Common Stock for valid corporate purposes such as financings, stock dividends, mergers and acquisitions. The newly authorized Common Stock would be available for issuance without further action by shareholders except as required by law or applicable stock exchange requirements. For example, the current rules of the American Stock Exchange would require approval by the Company's shareholders if the number of shares of Common Stock to be issued equaled or exceeded 20% of the number of shares of Common Stock outstanding immediately prior to such issuance and such shares were issued at a price which is less that the greater of the book or market value of the Common Stock.

     The Company has no current plan or commitment to issue shares of Common Stock, including any plan or intention to issue such shares as a takeover defense. Nevertheless, the additional authorized shares could be used to discourage persons from attempting to gain control of the Company or make more difficult the removal of management. For example, additional shares could be used to dilute the voting power of shares then outstanding or issued to persons who would support the Board of Directors of the Company in opposing a takeover bid or a solicitation opposed by management. Management is not currently aware of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise.

     The Company's By-Laws and Delaware law contain the following provisions that may also have the effect of delaying, deterring, or preventing a change in control of the Company.

     BY-LAWS. The Company's By-Laws (i) authorize the Board, without further shareholder approval, except with respect to Series A Participating Convertible Preferred Stock, none of which is currently issued or outstanding, to issue shares of preferred stock in one or more series and to fix the terms and provisions of each series; (ii) eliminate the ability of shareholders to take action by written consent; (iii) permit directors to be removed with or without "cause"; (iv) grant exclusive authority to the Board to fill vacancies on the Board; (v) establish minimum notice and informational requirements for shareholder nomination of directors and submission of other business at shareholder meetings; and (vi) in certain instances, require the affirmative vote of at least 75% of the outstanding shares of voting stock of the Company to amend or terminate the foregoing provisions of the By-Laws.

     DELAWARE BUSINESS COMBINATION LAW. Section 203 ("Section 203") of the Delaware General Corporation Law generally prohibits a Delaware corporation, including the Company, from engaging in a "Business Combination" (including, for example, mergers, asset sales, issuance of stock and other transactions resulting in a financial benefit to an Interested Stockholder) with an "Interested Stockholder" (in general, a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an Interested Stockholder, unless (a) prior to the date such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder, (b) upon consummation of the transaction that resulted in the stockholder's becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain employee stock ownership plans), or (c) on or subsequent to the date such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     The full text of the Certificate reflecting the proposed amendments is attached to this Proxy Statement as Exhibit A. The following description of the amendments is qualified in its entirety by reference to Exhibit A.

     Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 40,000,000 SHARES.

         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
           TO PROVIDE FOR CLASSIFICATION OF THE BOARD OF DIRECTORS


GENERAL

     The Board of Directors has approved an amendment to Article "SIXTH" the Company's Certificate (the "Board Amendment") to classify the Company's Board of Directors into three classes of directors serving staggered three-year terms; and to make technical amendments to the Certificate to (i) adjust certain of the Company's corporate governance procedures to accommodate the existence of a classified board and staggered three-year terms for directors;
(ii) increase the shareholder vote necessary to increase or decrease the number of directors to 75% of the voting power of the Company with respect to the election of directors; and (iii) increase the shareholder vote necessary to 75% of the voting power of the Company to amend or repeal those sections of the Certificate which will contain these amendments.

DESCRIPTION OF PROPOSED AMENDMENTS

     The Certificate currently provides for a single class of directors. The Board Amendment would classify the Board of Directors into three classes of directors serving staggered terms and provide that the number of directors may be increased or decreased from time to time only by the affirmative vote of at least 75% of the outstanding shares of voting stock of the Company or by Board action, provided that in no event may the number of directors be fewer than five nor more than nine. The Board Amendment, provides that in the event of any increase in the number of directors, the directors then in office may select the class or classes to which the additional directors shall be assigned, provided that the directors shall be distributed among the three classes as nearly equally as possible.

     The Certificate currently provides that the term of office for each director is one year. If the Board Amendment is approved, the slate of five directors proposed for election at the 1997 Annual Meeting would be elected to three separate classes with assigned terms of from one to three years, as follows: the director in Class I, consisting of one director, would be elected for a one year term expiring at the 1998 Annual Meeting; directors in Class II, consisting of two directors, would be elected for two year terms expiring at the 1999 Annual Meeting; and directors in Class III, consisting of two directors, would be elected for three year terms expiring at the 2000 Annual Meeting. Beginning with the 1998 Annual Meeting, only one class of directors would be elected at each Annual Meeting, the directors so elected would succeed the directors of the class whose term was then expiring and each newly elected director would serve for a three-year term. If the Board Amendment is not approved, the five nominees named herein will be nominated to serve for a one year term ending at the 1998 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. See "Election of Directors" on page 2 for information regarding the individual nominees for director.

     Reference should be made to the description of certain provisions of the Company's By-Laws described under "Proposal to Amend Certificate of Incorporation to Increase Authorized Common Stock -- By-Laws" on page 13 of this Proxy Statement.

     The Certificate currently provides that the number of directors of the Company, currently five, shall be as specified in the Company's By-laws, which provide that the number of directors shall not more than nine or less than five. The Board Amendment provides that any subsequent increase or decrease in the number of directors would require the affirmative vote of at least 75% of the outstanding shares of voting stock of the Company or Board action, and in no case could the number of directors be more than nine or less than five.

     The Certificate currently provides that the Certificate may be amended or repealed by the Company in the manner now or hereafter prescribed by statute, and that all rights conferred upon shareholders in the Certificate shall be subject to such reservation. The Board Amendment, provides that the affirmative vote of at least of 75% of the outstanding shares of voting stock will be required to amend or repeal Article "SIXTH" (as described above) of the Certificate. Other provisions of the Certificate would continue to be subject to amendment or repeal by a simple majority vote of shareholders. The Board believes that this is necessary to preserve the protections afforded by those provisions, since, absence such amendment, an acquirer who possesses a simple majority of the Company's voting power could use its voting power to unilaterally amend the Certificate and eliminate these provisions.

REASONS FOR AND EFFECTS OF PROPOSED AMENDMENTS

     Classified Board. The Board of Directors believes that a classified board would serve the best interests of the Company and its shareholders by promoting the continuity and stability of the Company and its business.

     The Board also believes that a classified board would better enable the Board to protect the interests of shareholders in the event that another entity seeks to accumulate a substantial amount of the Company's Common Stock in order to gain control of the Company or replace its management. A corporate raider may accumulate a substantial equity position in a public company as a prelude to proposing a takeover, a restructuring or a sale of all or part of the company or other similar extraordinary corporate action. Such actions are often undertaken without advance notice to or consultation with the target company's board of directors or management. The purchaser may have its own agenda and little or no concern for the interests of other shareholders. In many cases, the purchaser seeks representation on the target company's board in order to increase the likelihood that any such transaction will be consummated. If the target company resists these efforts to obtain board representation, the purchaser may initiate a proxy contest to have itself or its nominees elected to the board in place of certain directors or the entire board.

     The Board believes that if such a purchaser acquired a significant or controlling interest in the Company's Common Stock, the purchaser's ability to promptly remove and replace the Board without the Board's consent would severely curtail the directors' ability to negotiate effectively with the purchaser. The threat of imminent removal also would deprive the Board of the time and opportunity necessary to evaluate appropriately any takeover proposal, to obtain and study alternative proposals and to help ensure that the best price would be obtained in any transaction involving the Company. The Board believes that such a sudden change in its membership could also be harmful to the continuity of the Company's operations, deprive shareholders of maximum value for their shares and jeopardize the rights of the minority shareholders.

     Under a three-class structure, at least two annual shareholder meetings, instead of one, would generally be required for such an acquirer to obtain control of the Board of Directors by electing a majority of its representatives to the Board. The amendments are designed to make it more time-consuming to obtain majority control of the Board without its consent, and thus reduce the vulnerability of the Company to an unsolicited takeover proposal or to an unsolicited proposal for the restructuring or sale of all or part of the Company or to enter into any other extraordinary transaction. The Board believes that the Board Amendment will serve to encourage any person intending to attempt such a takeover or other transaction to negotiate with the Board, and that the Board therefore will be better able to protect the interests of all of the Company's shareholders.

     Number of Directors. The number of directors, currently five, currently can be changed by a majority vote of the Company's shareholders. The Board Amendment provides that any subsequent increase or decrease in the number of directors would require the affirmative vote of at least 75% of the outstanding shares of voting stock of the Company or Board Action, and in no case could the number of directors be more than nine or fewer than five.

     The reason for requiring a supermajority vote to change the number of directors is to defend against possible efforts to subvert the protections afforded by the creation of a classified board. Absent a supermajority vote requirement, instead of waiting for the normal cycle of two or more annual meetings to gain control of the Board, an acquirer with a majority or other substantial share ownership could quickly seize control of the Board by exercising its voting power to increase the size of the Board and by filling the vacancies created thereby with its own nominees. The Board Amendment would prevent this tactic and thus help preserve the protections afforded by the classified board.

     Amendment or Repeal of Certificate. The Certificate currently provides that the Certificate may be amended or repealed by the Company in the manner now or hereafter prescribed by statute, and that all rights conferred upon shareholders in the Certificate shall be subject to such reservation. The Board Amendment provides that the affirmative vote of 75% of the voting power would be necessary to amend or repeal Article "SIXTH" creating a classified Board. The requirement for an increased shareholder vote on any proposal to amend or repeal Article "SIXTH" will give minority shareholders a veto power over any such proposal, even if a majority of the shareholders favor such proposal. Moreover, the requirement will prevent a shareholder with a mere majority of the voting power of the Company from avoiding the requirements of the above-described Certificate by simply repealing them.

     Overall. These amendments are intended to encourage persons seeking to acquire control of the Company to initiate such transaction through arms-length negotiations with the Company's Board of Directors. The Board is charged with protecting the interests of the Company and its shareholders. The Board Amendment can help prevent the bidder's use of coercive tactics, which can deprive the Board of the opportunity to review and evaluate a take-over proposal, seek alternative transactions, help protect the interests of the Company as an on-going enterprise and, if the Company is to be acquired, obtain the most beneficial terms for all shareholders. These provisions will better ensure that neither the Board nor shareholders are coerced into a transaction that is of primary benefit only to the acquirer. They are also intended to help ensure that the Board will be given ample time to review and evaluate any acquisition proposal, and, if appropriate, to seek alternative proposals, and to arrive at a result which is in the best interests of the Company, its shareholders and employees.

     The Board Amendment may render more difficult or discourage the removal of incumbent directors and management and may therefore discourage an attempt by another person or entity to acquire control of the Company through an unsolicited tender offer or other transaction that is not approved by the incumbent Board. On balance, however, the Board of Directors believes that these amendments are in the best interests of the Company and its shareholders and will help ensure that the Company's shareholders are treated fairly in transactions that significantly affect their interests and that shareholders benefit from a measure of continuity and stability in Company's management policy and direction. The amendments are not being recommended in response to any specific effort of which the Company is aware to accumulate securities of the Company or acquire control of the Company or the Board.

     The full text of the Certificate reflecting the proposed amendments is attached to this Proxy Statement as Exhibit A. The following description of the amendments is qualified in its entirety by reference to Exhibit A.

     Approval of the Board Amendment will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND TO ADOPT RELATED PROVISIONS.

                      RATIFICATION OF THE REAPPOINTMENT
                          OF THE COMPANY'S AUDITORS

     The Board of Directors recommends that the appointment of Ernst & Young LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending October 26, 1997, be ratified by the Company's shareholders. Ernst & Young LLP has audited the books and records of the Company since 1984. Although the appointment of Ernst & Young LLP as independent auditors of the Company does not require ratification, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of shareholders on this matter is advisory in nature and has no binding effect upon the Board of Directors' appointment of Ernst & Young LLP.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement, if he desires to do so, and to respond to appropriate questions.


                                OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business to be presented at the Company's 1997 Annual Meeting of Shareholders. If any other business should properly come before the Company's 1997 Annual Meeting of Shareholders, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received in writing by the Company's Secretary at the Company's principal executive offices not later than ______________ in order to be included in the Company's Proxy Statement and form of Proxy relating to that Annual Meeting.

                                        By Order of the Board of Directors



                                        Daniel P. Ginns, Chairman of the Board

Woodland Hills, California
         , 1997
---------

                                                                       EXHIBIT A

                               AMENDMENT NO. 2
                                      TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           DATAMETRICS CORPORATION

     DATAMETRICS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation at a meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

             RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing the first paragraph of the Article thereof numbered FOURTH and the Article thereof numbered SIXTH, so that, as amended, the first paragraph of Article FOURTH and Article SIXTH shall be and read in their entirety as follows:

                 "FOURTH: The Corporation is authorized to issue
            two classes of shares of capital stock to be designated respectively, "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is forty-five million (45,000,000). Five million (5,000,000) shares shall be Preferred Stock and forty million (40,000,000) shares shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $.01. The aggregate par value of all shares of Preferred Stock is $50,000 and the aggregate par value of all shares of Common Stock is $400,000.

                 SIXTH: (a) The number of directors which shall
            constitute the whole Board of Directors of the Corporation shall be as specified in the By-Laws of the Corporation.

                        (b) The Board of Directors of the Corporation
            shall be divided into three classes as nearly equal in number as possible, hereby designated Class I, Class
            II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of the stockholders of the Corporation, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of the stockholders of the Corporation and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders of the Corporation. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the 1997 annual meeting of the stockholders of the Corporation and designated as members of such Class. At each annual meeting of the stockholders of the Corporation after the 1997 annual meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and shall qualify. If the number of directors is hereafter increased, the directors then in office shall select the class or classes to which the newly created directorships shall be assigned so as to make all classes as nearly equal in number as possible.

                 (c) Notwithstanding anything to the contrary
            contained in this Restated Certificate of Incorporation of the Corporation, the number of directors may be increased or decreased from time to time only by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of voting stock of the Corporation or with the approval of a majority of directors of the Corporation then in office, provided that in no event may the number of directors be fewer than five nor more than nine.

                 (d) Notwithstanding anything to the contrary
            contained in this Restated Certificate of Incorporation of the Corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of voting stock of the Corporation shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article SIXTH."

     SECOND: That pursuant to and in accordance with Section 211 of the General Corporation Law of the State of Delaware, the proposed amendment was duly approved by the vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

     THIRD: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Datametrics Corporation has caused this certificate to be signed by Daniel P. Ginns, its Chairman of the Board and Chief Executive Officer, and attested to by Kenneth S. Polak, its Assistant Secretary, this ___ day of _________, 1997.

                                                 By:
                                                    ----------------------------
                                                    Daniel P. Ginns
                                                    Chairman of the Board
                                                    and Chief Executive Officer
ATTEST:
       -------------------------
             Kenneth S. Polak
             Assistant Secretary

                                                                     Exhibit B

                                     PROXY
                            DATAMETRICS CORPORATION
                               21135 Erwin Street
                        Woodland Hills, California 91367

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DATAMETRICS CORPORATION.

        The undersigned hereby appoints Daniel P. Ginns and Adrien A. Maught, Jr., and each of them, as proxies, each with full power of substitution, to vote as directed below all of the shares of Common Stock of the Company held or owned by the undersigned at the Annual Meeting of Shareholders to be held at the Hilton and Towers at Warner Center, 6360 Canooga Avenue, Woodland Hills, California 91367, on May 20, 1997 at 10:00 a.m., local time, and any adjournments thereof, hereby revoking any proxies heretofore given.

1.      ELECTION OF DIRECTORS: FOR all nominees listed below                [ ]
                    (except as set forth to the contrary below)

        WITHHOLD AUTHORITY to vote for all nominees listed below            [ ]

        Daniel P. Ginns, Adrien A. Maught, Jr., Douglas S. Friedenberg, James Haber and Stephen R. Gass

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

        ----------------------------------------------------------------------

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, FROM 20,000,000 SHARES TO 40,000,000 SHARES.

                FOR [ ]         AGAINST [ ]          ABSTAIN [ ]

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE BOARD OF DIRECTORS TO BE DIVIDED INTO THREE CLASSES AND TO ADOPT RELATED PROVISIONS.

                FOR [ ]         AGAINST [ ]          ABSTAIN [ ]

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as the independent certified public accountants of the Company for the fiscal year ending October 26, 1997.

                FOR [ ]         AGAINST [ ]          ABSTAIN [ ]

5. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the Annual Meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES AND FOR PROPOSALS NO. 2, 3 AND 4.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                  PLEASE MARK, SIGN, DATE AND MAIL THE CARD IN
                                  THE ENCLOSED ENVELOPE.

DATED:                  , 1997    Signature:
      ------------------                    -----------------------------------

DATED:                  , 1997    Signature:
      ------------------                    -----------------------------------